Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeoGames S.A.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the consolidated financial statements of NeoGames S.A. (the "Company") and our report relating to the financial statements of NeoPollard Interactive LLC, appearing in the Company’s Registration Statement on Form F-1 (333-249683), as amended.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

December 3, 2020

Tel Aviv, Israel